Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom Investor Relations 203.338.4581 Andrew.Hersom@peoples.com

MEDIA CONTACT:	Liza Montgomery Corporate Communications 203.338.5280 Elizabeth.Montgomery@peoples.com

FOR IMMEDIATE RELEASE

October 24, 2016

PEOPLE’S UNITED FINANCIAL, INC. ANNOUNCES PRICING OF OFFERING OF

PREFERRED STOCK

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today announced that it has priced a public offering of 10,000,000 shares, or $250 million in aggregate liquidation preference, of its fixed-to-floating rate non-cumulative perpetual preferred stock, Series A, par value $0.01 per share, with a liquidation preference of $25.00 per share (the “Preferred Stock”). When, as and if declared by the board of directors, dividends on the shares of Preferred Stock will accrue and be payable from the date of original issuance to, but excluding December 15, 2026 at a rate of 5.625% per annum, payable quarterly in arrears, and from and including December 15, 2026, dividends will be payable at a floating rate equal to three-month LIBOR plus a spread of 4.02% per annum, payable quarterly in arrears.

The offering is expected to close on or about October 31, 2016, subject to customary closing conditions.

People’s United Financial, Inc. expects to use the net proceeds from the offering for general corporate purposes, including (subject to obtaining required regulatory approval) contributions of capital or extensions of credit to People’s United Bank, National Association, People’s United Financial, Inc.’s principal banking subsidiary.

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc. are acting as joint book-running managers for the offering. The offering will be made only by means of a prospectus supplement and accompanying base prospectus. People’s United Financial, Inc. has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission for the offering which this communication relates and will file a final prospectus supplement related to the offering. Copies of the final prospectus supplement and the accompanying base prospectus for the offering, when available, may be obtained by contacting J.P. Morgan Securities LLC, Attention: Investment Grade Syndicate Desk, 383 Madison Avenue, New York, NY 10017, or by calling collect at 1-212-834-4533, Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, or by calling toll-free at 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com, Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by calling 1-212-902-1171 or by emailing prospectus-ny@ny.email.gs.com and Keefe, Bruyette & Woods, Inc., Attention: Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, or by calling toll-free at 1-800-966-1559 or by emailing uscapitalmarkets@kbw.com.

This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial, Inc.’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial, Inc.’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial, Inc. include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) residential mortgage and secondary market activity; (6) changes in levels of income and expense in non-interest income and expense related activities; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) the consummation of proposed acquisitions; (10) the successful integration of acquired companies; (11) competition and its effect on pricing, spending, third-party relationships and revenues; and (12) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial, Inc. does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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